Dice Holdings, Inc. Reports Second Quarter 2011 Results

•	Revenues increased 50% year-over-year in the second quarter to $44.9 million; excluding acquisitions, revenues grew 37%

•	Net income more than doubled year-over-year to $7.7 million resulting in earnings per diluted share of $0.11

•	Adjusted EBITDA grew 63% year-over-year to $18.5 million or 41% of revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

•	Cash flow from operations increased 122% to $23.4 million from $10.6 million a year ago

•	Dice.com Recruitment Package Customer count surpassed 8,000

New York, New York, July 26, 2011 - Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended June 30, 2011.
Second Quarter Operating Results
Revenues for the quarter ended June 30, 2011 totaled $44.9 million, an increase of 50% from $29.9 million in the comparable quarter of 2010. Recruitment activity remains strong across our targeted services, including 48% year-over-year revenue growth at eFinancialCareers and 33% at Dice.com. In addition, the acquisitions of Rigzone and WorldwideWorker contributed revenues of $4.2 million in the second quarter of 2011. Excluding the impact of the two acquisitions, revenues increased 37% year-over-year. Currency translation from pound sterling to U.S. dollars favorably impacted revenues by $0.9 million compared to the second quarter of 2010.
Operating income totaled $12.5 million in the second quarter 2011, an increase of 93% from $6.5 million earned in the comparable quarter a year ago. The strong increase was a function of higher revenues, partially offset by an increase in operating expenses of $8.9 million, of which $5.5 million is attributed to the inclusion of our energy businesses this year, including $1.9 million of amortization and $1.4 million of acquisition related expenses. Cost of revenues includes a provision for sales and use tax liabilities. In addition, ongoing investments in product development and marketing drove year-over-year increases in each by over 50%.

Net income for the quarter ended June 30, 2011 grew 110% to $7.7 million from the $3.7 million earned in the second quarter of 2010. Diluted earnings per share were $0.11 for the second quarter of 2011, as compared to diluted earnings per share of $0.05 in the comparable quarter a year ago.

Net cash provided by operating activities for the quarter ended June 30, 2011 was $23.4 million, an increase of 122% from $10.6 million in the comparable quarter of 2010.
Adjusted EBITDA for the quarter ended June 30, 2011 increased 63% to $18.5 million or 41% of revenues, as compared with $11.3 million or 38% of revenues for the second quarter of 2010. See “Notes Regarding the Use of Non-GAAP Financial Measures."

 Operating Segment Results
As disclosed on September 30, 2010, the Company's reportable segments have been recast to reflect the current operating structure. Tech & Clearance (formerly DCS Online) had no change in the components, which are Dice.com and ClearanceJobs. The Finance segment now includes eFinancialCareers worldwide operations. The previous eFinancialCareers segment did not include results from eFinancialCareers North America. The Energy segment consists of Rigzone (since the date of acquisition, August 11, 2010) and WorldwideWorker (since the date of acquisition, May 6, 2010). The Other segment contains AllHealthcareJobs and Targeted Job Fairs. Previous Other segment components WorldwideWorker and eFinancialCareers North America have moved as previously noted. Through June 30, 2010, the Other reportable segment also included JobsintheMoney.
For the quarter ended June 30, 2011, Tech & Clearance segment revenues increased 32% year-over-year to $28.3 million or 63% of Dice Holdings' consolidated revenues. Growth was driven by a 19% increase in the average number of recruitment package customers served at Dice.com to 8,050 at June 30, 2011, as well as a 12% increase in the average monthly revenue those customers generated.
The Finance segment accounted for 26% of Dice Holdings' consolidated revenues in the second quarter of 2011. For the quarter ended June 30, 2011, eFinancialCareers revenues increased 48% year-over-year to $11.5 million. Currency translation from pound sterling to U.S. dollars favorably impacted revenues by $0.9 million from the second quarter of 2010. Excluding the currency impact, Finance segment revenues grew 37% from the comparable quarter a year ago.
The Energy segment contributed $4.2 million in revenues in the quarter ended June 30, 2011, representing a sequential increase of $1.2 million, or 37%, from the quarter ended March 31, 2011. The results in the second quarter benefited from revenues generated hosting a recruitment event at the Offshore Technology Conference in May.

Other segment revenues increased 41% to $0.9 million for the quarter ended June 30, 2011 from the comparable 2010 period.

Six Month Operating Results
Revenues for the six months ended June 30, 2011 increased 50% to $85.0 million, as compared to $56.7 million in the same period in 2010. Recruitment activity at Dice.com and eFinancialCareers improved as compared to the first half of 2010. In addition, the acquisitions of Rigzone and WorldwideWorker contributed revenues of $7.3 million for the six months ended June 30, 2011. Currency translation from pound sterling to U.S. dollars favorably impacted revenues for the six months ended June 30, 2011 by $1.1 million from the comparable 2010 period.
By segment, Tech & Clearance revenues increased 33% to $53.9 million for the six month period ended June 30, 2011. In the same period, the Finance segment contributed revenues of $22.1 million, an increase of 48% (or 41% measured in pound sterling). The Energy segment contributed $7.3 million and Other revenues increased 36% to $1.6 million.
Net income for the six months ended June 30, 2011 increased 105% to $14.3 million, as compared to $7.0 million in the six months ended June 30, 2010.
For the six month period ended June 30, 2011, net cash provided by operating activities increased 73% to $38.2 million, as compared with $22.2 million for the same period last year. Adjusted EBITDA for the six months ended June 30, 2011 increased 62% to $34.4 million, compared with $21.3 million for the same period in 2010. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Balance Sheet
Deferred revenue at June 30, 2011 was $60.0 million compared to $59.0 million at March 31, 2011 and $41.1 million at June 30, 2010.
Net Cash, defined as cash and cash equivalents and marketable securities less total debt, was $49.9 million at June 30, 2011, consisting of cash and cash equivalents and marketable securities of $66.9 million minus total debt of $17.0 million. This compares to a Net Cash balance of $26.5 million at March 31, 2011, consisting of cash and cash equivalents and marketable securities of $47.5 million minus total debt of $21.0 million. In addition to making its quarterly amortization payment, in April the Company repaid an additional $3.0 million of debt outstanding. The $70.0 million revolving credit facility is currently undrawn.
Management Comments
Scot Melland, Chairman, President and Chief Executive Officer, said, “This quarter's performance demonstrates that more customers are leveraging our highly targeted recruiting solutions -- resulting in significant growth. At Dice.com, recruitment package customers grew 19% year-over-year, while the monthly revenue those customers generate increased as well. eFinancialCareers posted excellent results worldwide, including Asia Pacific and North America which both grew 48%.” Mr. Melland added, “These results demonstrate the value our vertical services deliver for customers and the long-term global opportunity we have in our business. Our whole focus is on profitable growth - growing the number of customers and geographies served, as well as expanding our energy vertical.”

Mike Durney, Senior Vice President, Finance and Chief Financial Officer, commented “Our quarterly financial performance shows that we remain right on strategy, with Adjusted EBITDA growth of more than 60% and cash flow from operations more than doubling to $23.4 million. In addition, we posted a seventh consecutive quarterly increase in deferred revenue despite the normal second quarter seasonal headwinds.” Mr. Durney said, “Just a year ago, we made our initial acquisition into energy recruitment. This business, which we are successfully integrating, has exceeded our expectations. Given our dynamic model, we are in a strong position - investing for long-term growth with significant flexibility and strong free cash flow.”

Business Outlook
The Company is providing a current, point-in-time view of estimated financial performance based on what it sees as of July 26, 2011 for the quarter ending September 30, 2011 and the year ending December 31, 2011. The Company's actual performance will vary based on a number of factors including those that are outlined in our Annual Report on Form 10-K for the year ended December 31, 2010, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending September 30, 2011	Year ending December 31, 2011
Revenues	$46.5 mm	$180 mm
Year/Year Increase in Revenues	35%	40%

Estimated Contribution by Segment
Tech & Clearance	64%	64%
Finance	25%	25%
Energy	9%	9%
Other	2%	2%

Adjusted EBITDA	$20 mm	$77 mm

Depreciation and amortization	$4.0 mm	$14.5 mm
Non-cash stock compensation expense	$1.3 mm	$ 4.7 mm
Interest expense, net	$0.3 mm	$ 1.3 mm
Change in Acquisition Related Contingencies*	-	$ 2.0 mm
Income taxes	$5.2 mm	$19.6 mm

Net income	$9.2 mm	$34.9 mm

Adjusted EBITDA Margin	43%	43%

Fully diluted share count	71 mm	71 mm

*For the purposes of the December 31, 2011 estimate, the change in acquisition related contingencies only includes the results to date or through six months ended June 30, 2011.

Conference Call Information
The Company will host a conference call to discuss second quarter 2011 results today at 8:30 a.m. Eastern Time.  Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 866-831-6162 or for international callers by dialing 617-213-8852; the passcode is 84899782. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 35252440. The replay will be available until August 2, 2011.
The call will also be webcast live from the Company's website at www.diceholdingsinc.com under the Investor Relations section.
Investor & Media Contact:
Jennifer Bewley
Director, Investor Relations & Corporate Communications
Dice Holdings, Inc.
212-448-4181
IR@dice.com

About Dice Holdings, Inc.
Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, energy, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 20 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States ("GAAP") and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow, net cash and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company's management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.
Adjusted EBITDA
Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income (loss) plus (to the extent deducted in calculating such net income (loss)) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income (loss)) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.
Net Cash/Net Debt
Net Cash is defined as cash and cash equivalents and marketable securities less total debt. Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider Net Cash and Net Debt to be important measures of liquidity and indicators of our ability to meet ongoing obligations. We also use Net Cash and Net Debt, among other measures, in evaluating our choices for capital deployment. Net Cash and Net Debt presented herein are non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, including without limitation statements under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive developing market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, the failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under our credit facility. These factors and others are discussed in more detail in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.
You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Revenues	$44,881	$29,921	$84,970	$56,748

Operating expenses:
Cost of revenues	3,592	2,181	6,283	4,288
Product development	2,373	1,432	4,868	2,622
Sales and marketing	15,572	11,078	29,748	21,209
General and administrative	6,039	4,890	11,754	9,176
Depreciation	1,113	1,107	2,164	2,079
Amortization of intangible assets	2,390	2,748	4,929	5,144
Change in acquisition related contingencies	1,327	24	1,982	(300)
Total operating expenses	32,406	23,460	61,728	44,218
Operating income	12,475	6,461	23,242	12,530
Interest expense	(342)	(974)	(786)	(2,095)
Interest income	31	23	55	61
Other income	—	141	—	216
Income before income taxes	12,164	5,651	22,511	10,712
Income tax expense	4,422	1,963	8,182	3,723
Net income	$7,742	$3,688	$14,329	$6,989

Basic earnings per share	$0.12	$0.06	$0.22	$0.11
Diluted earnings per share	$0.11	$0.05	$0.20	$0.10

Weighted average basic shares outstanding	66,210	62,665	65,778	62,478
Weighted average diluted shares outstanding	70,517	67,630	70,408	67,348

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,			For the six months ended June 30,
	2011	2010		2011	2010
Cash flows from operating activities:
Net income	$7,742	$3,688		$14,329	$6,989
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	1,113	1,107		2,164	2,079
Amortization of intangible assets	2,390	2,748		4,929	5,144
Deferred income taxes	(99)	(745)		(881)	(1,498)
Amortization of deferred financing costs	115	209		232	417
Share based compensation	1,177	972		2,149	1,798
Change in acquisition related contingencies	1,327	24		1,982	(300)
Change in accrual for unrecognized tax benefits	—	—		106	—
Other, net	(1)	(141)		(1)	(216)
Changes in operating assets and liabilities:
Accounts receivable	1,822	(1,239)		717	595
Prepaid expenses and other assets	278	822		(643)	17
Accounts payable and accrued expenses	2,137	1,876		(1,049)	1,336
Income taxes receivable/payable	4,464	(503)		3,709	(815)
Deferred revenue	981	2,039		10,488	6,825
Payments to reduce interest rate hedge agreements	—	(333)		—	(333)
Other, net	—	57		8	127
Net cash flows from operating activities	23,446	10,581		38,239	22,165
Cash flows from investing activities:
Purchases of fixed assets	(2,765)	(949)		(3,495)	(2,520)
Purchases of marketable securities	(250)	(1,938)		(250)	(2,442)
Maturities and sales of marketable securities	1,000	1,100		1,850	3,111
Payments for acquisitions, net of cash acquired	—	(6,000)		—	(6,000)
Net cash flows from investing activities	(2,015)	(7,787)	2	(1,895)	(7,851)
Cash flows from financing activities:
Payments on long-term debt	(4,000)	(5,300)		(24,000)	(23,600)
Proceeds from long-term debt	—	—		—	3,000
Proceeds from sale of common stock	—	—		11,943	—
Purchase of treasury stock related to option exercises	—	—		(11,943)	—
Payment of acquisition related contingencies	—	—		(230)	—
Proceeds from stock option exercises	1,306	443		4,115	590
Excess tax benefit over book expense from stock options exercised	1,660	99		6,182	134
Other	—	—		(171)	—
Net cash flows from financing activities	(1,034)	(4,758)		(14,104)	(19,876)
Effect of exchange rate changes	(222)	(1,100)		1,063	(2,452)
Net change in cash and cash equivalents for the period	20,175	(3,064)		23,303	(8,014)
Cash and cash equivalents, beginning of period	46,158	39,975		43,030	44,925
Cash and cash equivalents, end of period	$66,333	$36,911		$66,333	$36,911

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2011	December 31, 2010
Current assets
Cash and cash equivalents	$66,333	$43,030
Marketable securities	554	2,166
Accounts receivable, net	16,390	16,921
Deferred income taxes - current	1,364	1,691
Income taxes receivable	331	3,019
Prepaid and other current assets	2,309	1,659
Total current assets	87,281	68,486
Fixed assets, net	7,039	5,674
Acquired intangible assets, net	61,603	66,500
Goodwill	178,003	176,406
Deferred financing costs, net	1,186	1,418
Other assets	243	238
Total assets	$335,355	$318,722
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$12,642	$13,801
Deferred revenue	59,957	49,224
Current portion of acquisition related contingencies	13,122	10,144
Current portion of long-term debt	4,000	4,000
Income taxes payable	1,764	735
Total current liabilities	91,485	77,904
Long-term debt	13,000	37,000
Deferred income taxes - non-current	17,604	18,807
Accrual for unrecognized tax benefits	4,500	4,394
Acquisition related contingencies	—	1,226
Other long-term liabilities	1,159	1,164
Total liabilities	127,748	140,495
Total stockholders' equity	207,607	178,227
Total liabilities and stockholders' equity	$335,355	$318,722

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the for the three and six month periods ended June 30, 2011 and a balance sheet for the period then ended are provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation
A reconciliation of Adjusted EBITDA for the three and six month periods ended June 30, 2011 and 2010 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Non-GAAP and Quarterly Supplemental Data
On this schedule, the Company provides certain non-GAAP information as of and for the three and six month periods ended June 30, 2011 and 2010 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.
QUARTERLY ADJUSTED EBITDA RECONCILIATIONS
(Unaudited)
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$7,742	$3,688	$14,329	$6,989
Interest expense	342	974	786	2,095
Interest income	(31)	(23)	(55)	(61)
Income tax expense	4,422	1,963	8,182	3,723
Depreciation	1,113	1,107	2,164	2,079
Amortization of intangible assets	2,390	2,748	4,929	5,144
Change in acquisition related contingencies	1,327	24	1,982	(300)
Non-cash stock compensation expense	1,177	972	2,149	1,798
Other income	—	(141)	(44)	(216)
Adjusted EBITDA	$18,482	$11,312	$34,422	$21,251

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$23,446	$10,581	$38,239	$22,165
Interest expense	342	974	786	2,095
Amortization of deferred financing costs	(115)	(209)	(232)	(417)
Interest income	(31)	(23)	(55)	(61)
Income tax expense	4,422	1,963	8,182	3,723
Deferred income taxes	99	745	881	1,498
Change in accrual for unrecognized tax benefits	—	—	(106)	—
Change in accounts receivable	(1,822)	1,239	(717)	(595)
Change in deferred revenue	(981)	(2,039)	(10,488)	(6,825)
Changes in working capital and other	(6,878)	(1,919)	(2,068)	(332)
Adjusted EBITDA	$18,482	$11,312	$34,422	$21,251

DICE HOLDINGS, INC.
NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Revenues by Segment
Tech & Clearance	$28,254	$21,342	$53,943	$40,434
Finance	11,526	7,781	22,102	14,944
Energy	4,226	178	7,301	178
Other	875	620	1,624	1,192
	$44,881	$29,921	$84,970	$56,748
Percentage of Revenues by Segment
Tech & Clearance	63.0%	71.3%	63.5%	71.3%
Finance	25.7%	26.0%	26.0%	26.3%
Energy	9.4%	0.6%	8.6%	0.3%
Other	1.9%	2.1%	1.9%	2.1%
	100.0%	100.0%	100.0%	100.0%

Adjusted EBITDA	$18,482	$11,312	$34,422	$21,251
Adjusted EBITDA Margin	41.2%	37.8%	40.5%	37.4%

Net cash provided by operating activities	$23,446	$10,581	$38,239	$22,165
Purchases of fixed assets	(2,765)	(949)	(3,495)	(2,520)
Free Cash Flow	$20,681	$9,632	$34,744	$19,645

Deferred Revenue (end of period)	$59,957	$41,144	n.a.	n.a.

Dice.com Recruitment Package Customers
Beginning of period	7,600	6,400	7,000	5,900
End of period	8,050	6,750	8,050	6,750
Average for the period (1)	7,800	6,550	7,600	6,400

Dice.com Average Monthly Revenue per Recruitment Package Customer (2)	$921	$825	$910	$820

Segment Definitions:
Tech & Clearance: Dice.com and ClearanceJobs
Finance: eFinancialCareers worldwide
Energy: Rigzone (from acquisition, August 2010) and WorldwideWorker (from acquisition, May 2010)
Other: AllHealthcareJobs, Targeted Job Fairs, and JobsintheMoney (through June 2010)

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects simple average of three months in each period.